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                                                                     Exhibit 5.1

                      [LETTERHEAD OF BAKER BOTTS L.L.P.]
                                One Shell Plaza
                             910 Louisiana Street
                             Houston, Texas 77002


June 5, 2001


Syntroleum Corporation
1350 South Boulder, Suite 1100
Tulsa, Oklahoma 74119-3295

Gentlemen:

               Syntroleum Corporation, a Delaware corporation (the "Company"), has engaged us to render the opinions we express below relating to the following securities (the "Securities") it may offer, issue and sell from time to time at an aggregate initial offering price that will not exceed $250,000,000: (i) its unsecured senior and subordinated debt securities; (ii) shares of its common stock, par value $.01 per share, and the associated preferred stock purchase rights; (iii) shares of its preferred stock, par value $.01 per share; (iv) depositary shares representing fractional interests in shares of its preferred stock; and (v) warrants to purchase debt securities, common stock, preferred stock, depositary shares or other securities.

               Concurrently with our delivery of this letter, the Company is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-3 that relates to its offering and sale of the Securities pursuant to Rule 415 under the 1933 Act. In this letter, "Registration Statement" means that registration statement when it becomes effective under the 1933 Act, and "Prospectus" means the prospectus included in the Registration Statement.

               For purposes of the opinions we express below, we have examined the following: (i) the Registration Statement and its exhibits, including:
Exhibit 4.5 (the "Senior Debt Indenture Form"); and Exhibit 4.6 (the "Subordinated Debt Indenture Form"); (ii) the Company's certificate of incorporation and bylaws as in effect on the date of this letter (the "Charter Documents"); and (iii) the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents.

               We base the opinions we express below in part on the following assumptions we have made:
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BAKER BOTTS L.L.P.
                                                                    June 5, 2001

        A. the Registration Statement and each post-effective amendment thereto, if any, will have become effective under the 1933 Act;

        B. for each type or series of Securities the Company offers by means of the Prospectus, the Company will have prepared and filed with the SEC under the 1933 Act a prospectus supplement that describes that type or series and other terms of the offering and any other type or series of Securities issuable on the conversion, redemption, repurchase, exchange or exercise of the Securities the Company is so offering;

        C. the Company will have offered, issued and sold the Securities in the manner the Registration Statement and the relevant prospectus supplements describe and otherwise in compliance with all applicable federal and state securities laws;

        D. in the case of Securities of any type that the Company issues and sells, the board of directors of the Company or any committee of one or more members of such board which such board has designated in accordance with the Charter Documents and applicable Delaware law (such board or any such committee being the "Board") will have taken all corporate action necessary to:

               (i) authorize the issuance of those Securities and the other Securities, if any, issuable on the conversion, redemption, repurchase, exchange or exercise of those Securities; and

               (ii) approve the terms of the offering and sale of those Securities;

        E. in the case of any Securities issuable on the conversion, redemption, repurchase, exchange or exercise of other Securities, those Securities will be available for issuance on that conversion, redemption, repurchase, exchange or exercise;

        F.     in the case of debt securities of any series included in the
               Securities:

               (i) if those debt securities will not be subordinate to any other indebtedness of the Company, an indenture substantially in the form of the Senior Debt Indenture Form will have been duly executed and delivered by the Company and the trustee under that indenture;

               (ii) if those debt securities will be subordinated to other indebtedness of the Company, an indenture substantially in the form of the Subordinated Debt Indenture Form will have been duly executed and delivered by the Company and the trustee under that indenture;

               (iii) in accordance with the terms of the indenture under which those debt securities will be issued, the Board will have designated and established
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BAKER BOTTS L.L.P.
                                                                    June 5, 2001


                      the terms of the series to which those debt securities belong and those debt securities will not include any provisions that are unenforceable;

               (iv) the indenture under which those debt securities will be issued will have become qualified under the Trust Indenture Act of 1939; and

               (v) forms of securities complying with the terms of the indenture under which those debt securities will be issued and evidencing those debt securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of that indenture and either:

                      a. the provisions of the applicable purchase agreement under which the Company will sell those Securities; or

                      b. if issued on conversion, redemption, repurchase, exchange or exercise of any other Securities, the applicable provisions of that Security or the agreement or instrument under which that conversion, redemption, repurchase, exchange or exercise will be effected;

        G. in the case of shares of preferred stock of any series included in the Securities, the Board will have duly adopted resolutions designating and establishing the terms of that series and caused a certificate of designations with respect to that series to be prepared and filed with the Secretary of State of the State of Delaware;

        H.     in the case of any depositary shares included in the Securities:

               (i) the Board will have taken all necessary corporate action with respect to the preferred stock underlying those depositary shares referred to in clause G;

               (ii) the applicable depositary agreement relating to those depositary shares and the related depositary receipts will have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; and

               (iii) the shares of preferred stock underlying those depositary shares will have been deposited under the applicable depositary agreement with a bank or trust company that meets the requirements for the depositary set forth in the Registration Statement;

        I. in the case of any warrants included in the Securities, the Board will have established the terms of those warrants and those warrants will not include any provisions that are unenforceable, and the warrant agreement under which those warrants will be issued will be governed by the laws of the State of Delaware and will have been duly executed and delivered by the
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BAKER BOTTS L.L.P.
                                                                    June 5, 2001

               Company and the warrant agent under that warrant agreement;

        J. in the case of shares of common or preferred stock, depositary shares or warrants included in the Securities, certificates representing those shares of common or preferred stock, depositary shares or warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of the Charter Documents, depositary agreement or warrant agreement, as applicable, and either:

               (i) the provisions of the applicable purchase agreement under which the Company will sell those Securities; or

               (ii) if issued on conversion, redemption, repurchase, exchange or exercise of any other Securities, the applicable provisions of that Security or the agreement or instrument under which that conversion, redemption, repurchase, exchange or exercise will be effected;

        K. in the case of each share of common or preferred stock included in the Securities, the purchase price therefor payable to the Company, or, if those shares are issuable on the conversion, redemption, repurchase, exchange or exercise of another Security, the consideration payable to the Company for that conversion, redemption, repurchase, exchange or exercise will not be less than the par value of that share; and

        L. the Company and the initial purchasers of the Securities of any type will have duly authorized, executed and delivered a definitive purchase agreement relating to those Securities.

               On the basis of and subject to the foregoing, we are of the opinion that:

               1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

               2. The shares of common stock and preferred stock and the depositary shares included in the Securities will, when issued, have been duly authorized and validly issued and will be fully paid and nonassessable.

               3. The debt securities and the warrants included in the Securities will, when issued, constitute legal, valid and binding obligations of the Company, entitled to the benefits of the applicable indenture (in the case of the debt securities) or warrant agreement (in the case of the warrants) under which they are issued and enforceable against the Company in accordance with their terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent
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BAKER BOTTS L.L.P.
                                                                    June 5, 2001

        transfer or conveyance or other laws relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

               We limit the opinions we express above in all respects to matters of the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America, each as in effect on the date hereof.

               We hereby consent to the filing of this opinion of counsel as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Opinions" in the Prospectus. In giving this consent, we do not hereby admit we are in the category of persons whose written consent is required by Section 7 of the 1933 Act to be filed with the Registration Statement.

                                            Very truly yours,
                                            /s/ Baker Botts L.L.P.

JDG/DDM